UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 17, 2009 (September 15, 2009)

Concho Resources Inc.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

001-33615	76-0818600

(Commission File Number)	(I.R.S. Employer Identification No.)

550 West Texas Avenue, Suite 100 Midland, Texas	79701

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (432) 683-7443
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-1.1
EX-5.1

Item 1.01 Entry into a Material Definitive Agreement.
     On September 15, 2009, Concho Resources Inc. (the “Company”) and its subsidiaries entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities Inc., as representative of the underwriters named therein (collectively, the “Underwriters”), in connection with an underwritten public offering of $300 million aggregate principal amount of the Company’s 8.625% Senior Notes due 2017 (the “Notes”). The Notes will be guaranteed on a senior unsecured basis by all of the Company’s subsidiaries (the “Subsidiary Guarantors”). The Notes were offered and sold under a prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b)(3) of the Securities Act of 1933, as amended, (the “Securities Act”) in connection with the Company’s automatic shelf registration statement on Form S-3 (Registration No. 333-161809) (the “Registration Statement”), on September 9, 2009. The Notes will be issued pursuant to an indenture to be entered into among the Company, the Subsidiary Guarantors and Wells Fargo Bank, National Association, as Trustee. Closing of the issuance and sale of the Notes is scheduled for September 18, 2009.
     The Underwriting Agreement contains customary representations, warranties and agreements by the Company and customary conditions to closing, obligations of the parties and termination provisions. Additionally, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of those liabilities. Furthermore, the Company has agreed with the Underwriters not to offer or sell any debt securities issued or guaranteed by the Company having a term of more than one year (other than the Notes) for a period of 45 days after the date of the Underwriting Agreement without the prior written consent of J.P. Morgan Securities Inc.
     The Company intends to use the net proceeds from the offering of the Notes of approximately $287.0 million (after deducting underwriting discounts and commissions and estimated expenses) to repay a portion of the outstanding borrowings under its credit facility. Affiliates of certain of the underwriters are lenders under the Company’s credit facility and will receive more than 5% of the net proceeds from the offering of the Notes. In addition, Wells Fargo Bank, National Association, an affiliate of Wells Fargo Securities, LLC, one of the underwriters, will serve as the trustee for the indenture governing the Notes.
     The foregoing description of the Underwriting Agreement is a summary and is qualified in its entirety by reference to such Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated herein by reference. A legal opinion related to the Notes is filed herewith as Exhibit 5.1.

Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit Number	Description
1.1	Underwriting Agreement dated September 15, 2009, by and among Concho Resources Inc., the subsidiary guarantors named therein and J.P. Morgan Securities Inc., as representative of the underwriters named therein.

5.1	Opinion of Vinson & Elkins L.L.P.

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCHO RESOURCES INC.
Date: September 17, 2009	By:	/s/ DAVID W. COPELAND
		Name:	David W. Copeland
		Title:	Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
1.1	Underwriting Agreement dated September 15, 2009, by and among Concho Resources Inc., the subsidiary guarantors named therein and J.P. Morgan Securities Inc., as representative of the underwriters named therein.

5.1	Opinion of Vinson & Elkins L.L.P.

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).